Exhibit 99

            Marine Products Corporation Announces Share Repurchases
                          in the Third Quarter of 2004

    ATLANTA, Oct. 11 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) announced today share repurchases for the third quarter of 2004 totaling 53,700 shares at an average price of $16.31 per share. The Board of Directors approved a program authorizing the repurchase of up to 1.5 million
shares.   Since the program's inception, 613,751 shares have been repurchased, and 886,249 additional shares may be purchased under this program. The program, which was approved on April 25, 2001, does not have an expiration date.

    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .

For information contact:
BEN PALMER
Chief Financial Officer
404.321.7910

JIM LANDERS
Corporate Finance
404.321.2162
irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             10/11/2004
    /CONTACT: Ben Palmer, Chief Financial Officer, +1-404-321-7910, or Jim Landers, Corporate Finance, +1-404-321-2162, or irdept@marineproductscorp.com , both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU: